Exhibit 99.1

FOR IMMEDIATE RELEASE

Motive Accelerates Effective Date of CFO Appointment

Completion of Restatement May Extend Beyond November 30

AUSTIN, Texas, October 24, 2006 – Motive, Inc. (OTC: MOTV.PK), a leading provider of broadband management software, today announced the appointment of Mike Fitzpatrick as chief financial officer, effective at the close of business on October 20.

On August 7, the company appointed Mr. Fitzpatrick as chief financial officer, effective upon the departure of its chief accounting officer and acting chief financial officer, April Downing, which was previously expected to occur upon completion of the company’s financial restatement.

In an October 16 filing with the Securities and Exchange Commission, the company said it is uncertain whether it will complete its restatements by the previously disclosed November 30, 2006 “outside date.” As a result, Motive’s Board of Directors accepted Ms. Downing’s request that it accelerate the date for accepting her resignation to October 20, 2006.

Alfred Mockett, Motive’s chairman and chief executive officer, stated “Motive owes a tremendous debt of gratitude to April for her contributions to the company over the past six years. Moreover, her efforts since assuming the acting CFO position and throughout the restatement process have been diligent, precise and tireless. We wish her all the best as she pursues a new professional opportunity.”

Mr. Mockett emphasized that Motive’s restatement process continues to move forward. “As I have said before, we are determined to address all past accounting issues, correct them and put them definitively behind us,” he said. “To this end, the audit committee has approved management’s recommendation that we engage an independent appraisal firm to review purchase accounting treatments associated with our 2003 acquisition of BroadJump. This may require additional time but will ensure the accuracy of all of our financial statements when the restatement is complete.”

Mr. Fitzpatrick, a Certified Public Accountant, has 25 years of experience in software, hardware, computer services and Internet startups. Prior to joining Motive, he served as chief financial officer for several companies, including QuickArrow, a computer software/services company; Traq Wireless, a computer software/services company; and Lane15Software, a start-up software company. Mr. Fitzpatrick, 52, also served as corporate controller for Ashton-Tate, a publicly-listed computer software company. He holds a Bachelor of Science degree from Bowling Green State University and a Master of Business Administration from Rochester Institute of Technology.

About Motive, Inc.

Motive, Inc. (OTC: MOTV.PK) has pioneered a unique approach to designing management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 45 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

This press release contains certain forward looking statements within the meaning of the federal securities laws which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to timely complete the restatement of our financial results and our delinquent SEC reports, and the fact that our historical financial results are not finalized and are subject to change. Numerous other factors, risks and uncertainties affect our operating results and our financial condition, including without limitation, anticipated customer demand for our products and services, our ability to charge and collect amounts from our customers, our dependency on a small number of relatively large orders, our ability to attract and retain customers, our strategic alliance and distribution arrangements, the adequacy of our liquidity and capital resources, our ability to control expenses, the rapid pace of technological change, the strength of competitive offerings from other providers, and those additional risk factors and uncertainties discussed in our filings with the Securities Exchange Commissions, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

###

Investor Contact:

Mike Fitzpatrick

Motive, Inc.

512.531.1044

ir@motive.com

Media Contact:

Jenny Remington

Motive, Inc

512.531.1961

pr@motive.com